UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

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Rent the Runway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rent the Runway, Inc.

10 Jay Street

Brooklyn, New York 11201

(Address of principal executive offices, including zip code)

(212) 524-6860

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RENT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, Rent the Runway, Inc. (the “Company”) held a Special Meeting of Stockholders on October 21, 2025 (the “Special Meeting”). At the Special Meeting, the stockholders of the Company approved the Second Amended and Restated 2021 Incentive Award Plan (the “2021 Plan”) (i) to increase the number of shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), reserved for issuance thereunder by the number of shares equal to 18.3% of the shares of Class A Common Stock outstanding immediately following the closing of the transactions contemplated by the Exchange Agreement, dated August 20, 2025, by and between the Company and CHS US Investments LLC (the transaction closing date, the “Closing Date”) and (ii) to extend the expiration date of the 2021 Plan to the tenth anniversary of the Closing Date. The Board of Directors (the “Board”) of the Company previously approved the adoption of the 2021 Plan (as recommended by the compensation committee of the Board), subject to approval by the Company’s stockholders at the Special Meeting.

The principal features of the 2021 Plan are described in detail under “Proposal No. 3 – The Plan Amendment Proposal” of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on September 29, 2025 (the “Proxy Statement”), which descriptions are incorporated herein by reference.

The foregoing summary of the 2021 Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2021 Plan, a copy of which is included in the Proxy Statement as Exhibit F.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 1,594,589 shares of Class A Common Stock and 155,699 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), representing 3,113,980 votes, were present in person or represented by proxy at the meeting, representing approximately 66.52% of the combined voting power of the Company’s outstanding Common Stock as of the September 23, 2025 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which was described in the Proxy Statement.

Item 1 - Approval, for purposes of complying with the listing rules of the Nasdaq Global Market (the “Nasdaq Listing Rules”), including, but not limited to, Rule 5635(b), of the issuance of shares of Class A Common Stock upon the Term Loan Conversion (as defined in the Proxy Statement).

Votes FOR	Votes AGAINST	Votes ABSTAINED
4,700,944	7,031	594

Item 2 - Approval, for purposes of complying with the Nasdaq Listing Rules, including, but not limited to, Rules 5635(b) and (d), of the issuance of shares of Class A Common Stock pursuant to the Rights Offering Backstop Agreement, dated as of August 20, 2025, by and among the Company, CHS US Investments LLC, Gateway Runway, LLC and S3 RR Aggregator, LLC.

Votes FOR	Votes AGAINST	Votes ABSTAINED
4,700,819	7,183	567

Item 3 - Approval, for purposes of complying with Nasdaq Listing Rules, including, but not limited to, Rule 5635(c), of the amendment and restatement of the 2021 Plan to increase the maximum number of shares of Class A Common Stock authorized for issuance under the 2021 Plan and extend the expiration date of the 2021 Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED
4,673,091	34,910	568

Item 4 - Approval of the amendment and restatement of the Company’s Twelfth Amended and Restated Certificate of Incorporation in connection with the entry into the Exchange Agreement, dated as of August 20, 2025, by and between the Company and CHS US Investments LLC, in the form of the Thirteenth Amended and Restated Certificate of Incorporation attached to the Proxy Statement as Exhibit E.

Votes FOR	Votes AGAINST	Votes ABSTAINED
4,699,836	8,256	477

Item 5 - Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Items 1, 2, 3 and 4 above.

Votes FOR	Votes AGAINST	Votes ABSTAINED
4,674,154	33,825	590

Based on the foregoing votes, Items 1, 2, 3 and 5 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

By:	/s/ Siddharth Thacker
	Name:	Siddharth Thacker
	Title:	Chief Financial Officer

Dated: October 22, 2025